Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF

1.350% SENIOR NOTES DUE 2015

1.875% SENIOR NOTES DUE 2017

2.650% SENIOR NOTES DUE 2019

5.000% SENIOR NOTES DUE 2021

3.150% SENIOR NOTES DUE 2022

OF

PENTAIR FINANCE S.A.

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the exchange offer of Pentair Finance S.A. (the “Issuer”) and Pentair Ltd. (the “Guarantor”) made pursuant to the Prospectus dated                     , 2013 (the “Prospectus”) if certificates for the outstanding 1.350% Senior Notes due 2015, outstanding 1.875% Senior Notes due 2017, outstanding 2.650% Senior Notes due 2019, outstanding 5.000% Senior Notes due 2021 and/or the outstanding 3.150% Senior Notes due 2022 of the Issuer (collectively, the “Original Notes”) are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Wells Fargo Bank, National Association, as exchange agent (the “Exchange Agent”), prior to 5:00 p.m., New York City time, on                     , 2013 (the “Expiration Date”). This Notice of Guaranteed Delivery may be delivered or transmitted by facsimile transmission, overnight courier, mail or hand delivery to the Exchange Agent as set forth below. In addition, to utilize the guaranteed delivery procedure to tender Original Notes pursuant to the exchange offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

The Exchange Agent for the exchange offer is Wells Fargo Bank, National Association.

By Facsimile Transmission: (For Eligible Institutions Only) (612) 667-6282 Attn: Bondholder Communications Confirm by Telephone: (800) 344-5128	By Registered or Certified Mail: Wells Fargo Bank, N.A. Corporate Trust Operations MAC-N9303-121 P.O. Box 1517 Minneapolis, MN 55480-1517

By Overnight Delivery or Regular Mail: Wells Fargo Bank, N.A. Corporate Trust Operations MAC-N9303-121 Sixth Street & Marquette Avenue Minneapolis, MN 55479	In Person By Hand: Wells Fargo Bank, N.A. 12th Floor—Northstar East Building Corporate Trust Operations 680 Second Avenue South Minneapolis, MN 55479

DELIVERY OF THIS NOTICE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, THE SIGNATURE GUARANTEED MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Issuer the principal amount of Original Notes of the series set forth below pursuant to the guaranteed delivery procedures described in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus.

Total Principal Amount of Original Notes Tendered:*	If Original Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

$	Account Number

Certificate Nos. (if available)

*	Must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

x

x
	Signature(s) of Owner(s) or Authorized Signatory	Date

Area Code and Telephone Number(s):

Must be signed by the registered holder(s) of Original Notes as their name(s) appear(s) on the Original Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please provide the following information.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

Telephone Number:

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an “eligible guarantor institution” including (as such terms are defined therein) (i) a bank, (ii) broker, dealer, municipal securities broker or dealer or government securities broker or dealer, (iii) a credit union, (iv) a national securities exchange, registered securities association or clearing agency, or (v) a savings association that is a participant in a Securities Transfer Association (an “Eligible Institution”), hereby guarantees that the certificates representing the principal amount of Original Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Original Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus, together with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the Expiration Date.

Name of Firm	Authorized Signature

Address	Title

Name:
Zip Code		(Please Type or Print)

Dated:
Telephone Number

NOTE:	DO NOT SEND CERTIFICATES FOR ORIGINAL NOTES WITH THIS FORM. CERTIFICATES FOR ORIGINAL NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.